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                                                                      Exhibit 11
                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
                Statements Re Computation of Per Share Earnings


                                                                               Three Months                    Nine Months
                                                                                  Ended                          Ended
                                                                               September 30,                  September 30,
                                                                             ----------------               ----------------
                                                                             1994          1993            1994          1993
                                                                            ------        ------          ------        ------
Computation for Statements of Consolidated
- ------------------------------------------
Income ($ in millions)
- ----------------------
Income (loss) before cumulative effect of accounting change . . . .         (15.0)        (54.4)          173.0          82.8
Cumulative effect of change
  in accounting for postemployment benefits   . . . . . . . . . . .             -             -            (5.6)            -

- ------------------------------------------------------------------------------------------------------------------------------
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . .         (15.0)        (54.4)          167.4          82.8

- ------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) per share of common stock
 (based on average shares outstanding) ($)
Before cumulative effect of accounting change   . . . . . . . . . .         (0.30)        (1.07)           3.42          1.64
Cumulative effect of accounting change  . . . . . . . . . . . . . .             -             -           (0.11)            -

- ------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) on common stock . . . . . . . . . . . . . . . . . .         (0.30)        (1.07)           3.31          1.64

=============================================================================================================================
- -----------------------------------------------------------------------------------------------------------------------------
Additional computation of average common
 shares outstanding (thousands) (NOTE)
- -----------------------------------------------------------------------------------------------------------------------------
Average shares of common stock outstanding  . . . . . . . . . . . .        50,560        50,559          50,560        50,559
Incremental common shares applicable to
 common stock based on the common stock
 daily average market price:
  Applicable to contingent stock awards . . . . . . . . . . . . . .             -             4               -             4

- -----------------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted . . . . . . . . . . . . . . . . .        50,560        50,563          50,560        50,563

=============================================================================================================================
Average shares of common stock outstanding  . . . . . . . . . . . .        50,560        50,559          50,560        50,559
Incremental common shares applicable to
 common stock based on the more dilutive
 of the common stock ending or daily average
 market price during the year:
  Applicable to contingent stock awards . . . . . . . . . . . . . .             -             4               -             4

- -----------------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution  . . . . . . . . . . .        50,560        50,563          50,560        50,563

=============================================================================================================================

Earnings (loss) per share of common stock
 as adjusted:
Before cumulative effect of accounting change   . . . . . . . . . .         (0.30)        (1.07)           3.42          1.64
Cumulative effect of accounting change  . . . . . . . . . . . . . .             -             -           (0.11)            -

- -----------------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted ($) . . . . . . . . . . . . . . .         (0.30)        (1.07)           3.31          1.64

=============================================================================================================================

Earnings (loss) per common shares assuming full
 dilution:
Before cumulative effect of accounting change   . . . . . . . . . .         (0.30)        (1.07)           3.42          1.64
Cumulative effect of accounting change  . . . . . . . . . . . . . .             -             -           (0.11)            -

- -----------------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution ($)  . . . . . . . . .         (0.30)        (1.07)           3.31          1.64
=============================================================================================================================



NOTE These calculations are submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.





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